UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 5, 2013 (the “Closing Date”), Ixia, a California corporation (the “Company”), completed its acquisition of Net Optics, Inc., a California corporation (“Net Optics”), pursuant to the terms of an Agreement and Plan of Merger dated as of October 29, 2013 (the “Merger Agreement”), by and among the Company, Net Optics, Matthew Acquisition Corp., a California corporation (“Acquisition Subsidiary”), and Charlotte Matityahu, as the representative of the securityholders of Net Optics. Net Optics is a provider of total application and network visibility solutions.

Pursuant to the terms of the Merger Agreement, on the Closing Date, the Acquisition Subsidiary merged with and into Net Optics, with Net Optics being the surviving corporation and becoming a wholly owned subsidiary of the Company. The Company paid total cash consideration of approximately $190.7 million and acquired the Company on a debt and cash free basis, subject to adjustment based on Net Optics’ net working capital as of the closing date (as so adjusted, the “Merger Consideration”). On the Closing Date, $23.75 million of the Merger Consideration was placed into escrow with a third party escrow agent for the satisfaction of any indemnification claims made by the Company under the Merger Agreement, provided that, subject to certain limitations, the Company may make indemnification claims in excess of that amount.

The foregoing description of the Company’s acquisition of Net Optics is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on October 31, 2013 and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 5, 2013, the Company issued a press release announcing the closing of the Company’s acquisition of Net Optics. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements of Net Optics required by Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(b)	Pro forma financial information.

The pro forma financial information required by Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(d)	Exhibits.

The following Exhibit 99.1 is filed as a part of this Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by the Company on December 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: December 6, 2013	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on December 5, 2013